Exhibit 4.19

GUARANTEE

For value received, each of the undersigned hereby fully and unconditionally guarantees, on a senior and unsubordinated basis, as principal obligor and not only as a surety, to the Holders of the 6.625% Senior Notes due 2020 (the “Notes”) issued pursuant to the indenture dated as of June 28, 1996, by and among CalAtlantic Group, Inc. (successor in interest to The Ryland Group, Inc.), a Delaware corporation (the “Company”), the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. f/k/a Chemical Bank), as trustee (the “Trustee”), as amended by the Fourteenth Supplemental Indenture, dated as of October 1, 2015, between the Company and the Trustee (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of April 29, 2010, among the Company, the Subsidiary Guarantors named therein and the Trustee (the “Supplemental Indenture”), cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Supplemental Indenture, the Base Indenture or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, the Base Indenture, the Supplemental Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Six of the Supplemental Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supplemental Indenture or the Base Indenture, as the case may be.

The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee are expressly set forth in Article Six of the Supplemental Indenture and reference is hereby made to the Supplemental Indenture for the precise terms of the provisions of the Supplemental Indenture and the Base Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Guarantors submit to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Guarantee, and agree not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Guarantors shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). Each of the Guarantors agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

This Guarantee is subject to release upon the terms set forth in the Supplemental Indenture.

The undersigned acknowledges that this Guarantee is subject to the Trust Indenture Act and the undersigned agrees to discharge its duties under the Trust Indenture Act.

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

Dated: October 1, 2015	GUARANTORS: LAGOON VALLEY RESIDENTIAL, LLC STANDARD PACIFIC OF TONNER HILLS, LLC

	By:	CalAtlantic Group, Inc., its Sole Member

	By:	/s/ John P. Babel
	Name:	John P. Babel
	Title:	Executive Vice president, General Counsel & Secretary

HSP ARIZONA, INC. STANDARD PACIFIC OF ARIZONA, INC.

	By:	/s/ John P. Babel
	Name:	John P. Babel
	Title:	Assistant Secretary

STANDARD PACIFIC 1, INC.
STANDARD PACIFIC OF LAS VEGAS, INC.
WESTFIELD HOMES USA, INC.

	By:	/s/ John P. Babel
	Name:	John P. Babel
	Title:	Vice President & Secretary

HWB INVESTMENTS, INC. STANDARD PACIFIC OF COLORADO, INC. STANDARD PACIFIC OF FLORIDA GP, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

STANDARD PACIFIC OF WALNUT HILLS, INC.

	By:	/s/ John P. Babel
	Name:	John P. Babel
	Title:	Secretary

[Signature page – Guarantee of 6.625% Senior Notes due 2020]

STANDARD PACIFIC OF SOUTH FLORIDA

By:	Standard Pacific of South Florida GP, Inc.,
its Managing Partner

By:	John P. Babel
Name:	John P. Babel
Title:	Secretary

[Signature page – Guarantee of 6.625% Senior Notes due 2020]

STANDARD PACIFIC OF TAMPA

By:	Standard Pacific of Tampa GP, Inc.,
its Managing Partner

By:	/s/ John P. Babel
Name:	John P. Babel
Title:	Secretary

[Signature page – Guarantee of 6.625% Senior Notes due 2020]